                                                                     EXHIBIT K.5

                            LETTER OF REPRESENTATIONS
                  [To be Completed by Issuer and Trust Company]


                 Nuveen California Dividend Advantage Fund, Inc.
             ------------------------------------------------------
                                [Name of Issuer]


                              Bankers Trust Company
                          ----------------------------
                             [Name of Trust Company]


                                                                  July 16, 1999
                                                                 ---------------
                                                                      [Date]

Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street, 49th Floor
New York, NY 10041-0099

         Re: 3,400 Shares of Municipal Auction Rate Cumulative Preferred Shares, Series TH, par value $.01 per share of Nuveen Municipal Advantage Fund, Inc., CUSIP No.
              ------------------------------------------------------------------
              [Issue Description, including CUSIP number]

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trust Company will act as transfer agent, registrar, dividend disbursing agent, and redemption agent with respect to the Securities. The Securities will be issued pursuant to a prospectus, private placement memorandum, or other such document authorizing the issuance of the Securities dated July 16, 1999 (the "Document"). Salmon Smith ["Underwriter"] Barney Inc. is distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trust Company make the following representations to DTC:

         1. Prior to closing on the Securities on ______________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., which represents the total number of Securities issued. Said certificate shall remain in DTC's custody as provided in the Document. If, however, the aggregate principal amount of the Securities exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

         3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

         4. In the event of a full or partial redemption of the outstanding Securities, Issuer or Trust Company shall send a notice to DTC specifying: (a) the number of Securities to be redeemed; and (b) the date such notice is to be distributed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trust Company shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190.

If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                      Manager; Call Notification Department
                      The Depository Trust Company
                      711 Stewart Avenue
                      Garden City, NY 11530-4719

         5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trust Company to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                      Manager; Reorganization Department
                      Reorganization Window
                      The Depository Trust Company
                      7 Hanover Square, 23rd Floor
                      New York, NY 10004-2695

         6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities (listed on Schedule A hereto) and the accompanying description of such Security, which, as of the date of this letter is "Municipal Auction Rate Cumulative Preferred Share, Series TH."

         7. The Document indicates that the dividend rate for the Securities may vary from time to time. Absent other existing arrangements with DTC, Issuer or Trust Company shall give DTC notice of each such change in the dividend rate, on the same day that the new rate is determined, by telephoning the Supervisor of DTC's Dividend Announcement Section at (212) 709-1270, or by telecopy sent to
(212) 709-1723. Such verbal or telecopy notice shall be followed by prompt written confirmation sent by a secure means in the manner set forth in Paragraph 4 to:

                      Manager; Announcements
                      Dividend Department
                      The Depository Trust Company
                      7 Hanover Square; 22nd Floor
                      New York, NY 10004-2695

         8. The document indicates that each purchaser of Securities must sign a purchaser's letter which contains provisions restricting transfer of the Securities purchased. Issuer and Trust Company acknowledge that as long as Cede & Co. is the sole record owner of the Securities, Cede & Co. shall be entitled to all voting rights applicable to the Securities and to receive the full amount of all dividends, liquidation proceeds, and redemption proceeds payable with respect to the Securities, even if the credits of Securities to the DTC accounts of any DTC Participant (AParticipant@) result from transfers or failures to transfer in violation of the provisions of the purchaser's letter. Issuer and Trust Company acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Trust Company acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive dividends, distributions, and voting rights, if any, in respect of Securities and, subject to Paragraphs 12 and 13, to receive certificates evidencing Securities if such certificates are to be issued in accordance with Issuer's certificate of incorporation. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of Participants described in the preceding two sentences shall not affect the rights of Issuer, participants in auctions relating to the Securities, purchasers, sellers, or holders of Securities against any Participant.) DTC shall not have any responsibility to ascertain whether any transfer of Securities is made in accordance with the provisions of the purchaser's letter.

         9. Issuer or Trust Company shall provide a written notice of dividend payment and distribution information to a standard announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Trust Company shall provide this information directly to DTC electronically, as previously arranged by Issuer or Trust Company and DTC, as soon as the information is available. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Trust Company and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be addressed as follows:

                          Manager; Announcements
                          Dividend Department
                          The Depository Trust Company
                          7 Hanover Square; 22nd Floor
                          New York, NY 10004-2695

         10. Issuer or Trust Company shall provide CUSIP-level detail for dividend payments and distributions to DTC no later than noon (Eastern Time) on the payment date.

         11. Dividend payments and distributions shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Trust Company and DTC, such funds shall be wired as follows:

                          The Chase Manhattan Bank
                          ABA # 021 000 021
                          For credit to a/c Cede & Co.
                          c/o The Depository Trust Company
                          Dividend Deposit Account # 066-026776

         12. Redemption payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Trust Company and DTC, such funds shall be wired as follows:

                   The Chase Manhattan Bank
                   ABA # 021 000 021
                   For credit to a/c Cede & Co.
                   c/o The Depository Trust Company
                   Reorganization Deposit Account # 066-027306

         13. Reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds no later than 2:30 p.m. (Eastern Time) on the first payment date. Absent any other arrangements between Issuer or Trust Company and DTC, such funds shall be wired as follows:

                   The Chase Manhattan Bank
                   ABA # 021 000 021
                   For credit to a/c Cede & Co.
                   c/o The Depository Trust Company
                   Reorganization Deposit Account # 066-027608

         14. DTC may direct Issuer or Trust Company to use any other number or address as the number or address to which notices, payments of dividends, distributions, or redemption proceeds may be sent.

         15. In the event of a redemption acceleration, or any similar transaction (e.g., tender made and accepted in response to Issuer's or Trust Company's invitation) necessitating a reduction in the number of Securities outstanding, or an advance refunding of part of the Securities outstanding DTC, in its discretion: (a) may request Issuer or Trust Company to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in the number of Securities outstanding, except in the case of final redemption, in which case the certificate will be presented to Issuer or Trust Company prior to payment, if required.

         16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trust Company shall notify DTC of the availability of certificates. In such event, Issuer or Trust Company shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trust Company (at which time DTC will confirm with Issuer or Trust Company the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trust Company shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

         18. Issuer hereby authorizes DTC to provide to Trust Company security position listings of Participants with respect to the Securities from time to time at the request of Trust Company. Issuer also authorizes DTC, in the event of a partial redemption of Securities, to provide Trust Company, upon request, with the names of those Participants whose positions in Securities have been selected for redemption by DTC. DTC will use its best efforts to notify Trust Company of those Participants whose positions in Securities have been selected for redemption by DTC. Issuer authorizes and instructs Trust Company to provide DTC with such signatures, examples of signatures, and authorizations to act as may be deemed necessary or appropriate by DTC to permit DTC to discharge its obligations to its Participants and appropriate regulatory authorities. Such requests for security position listings shall be sent to DTC's Reorganization Department in the manner set forth in Paragraph 5.

         This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Trust Company shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act.

         19. Nothing herein shall be deemed to require Trust Company to advance funds on behalf of Issuer.

         20. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together constitute but one and the same instrument.

         21. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

         22. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

Notes:                                                      Very truly yours,
-----
A. If there is a Trust Company (as defined in this
Letter of Representations), Trust Company as well as
Issuer must sign this Letter. If there is no Trust
Company, in signing this Letter Issuer itself undertakes
to perform all of the obligations set forth herein.         Nuveen Municipal Advantage Fund, Inc.
                                                            --------------------------------------------
                                                                           (Issuer)

B. Schedule B contains statements that DTC believes
accurately describe DTC, the method of effecting
book-entry transfers of securities distributed through      By:
DTC, and certain related matters.                              -----------------------------------------
                                                                   (Authorized Officer's Signature)

                                                            Bankers Trust Company
                                                            --------------------------------------------
                                                                          (Trust Company)

                                                            By:
                                                               -----------------------------------------
                                                                    (Authorized Officer's Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By:
   --------------------------------

cc:  Underwriter
     Underwriter's Counsel

                                                                      SCHEDULE A


          Municipal Action Rate Cumulative Preferred Share, Series TH,

        par value $.01 per share of Nuveen Municipal Advantage Fund, Inc.
                                (Describe Issue)


CUSIP Number                    Share Total                     Value ($ Amount)
------------                    -----------                     ----------------
                                  3,400

                                                                      SCHEDULE B


                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

  (Prepared by DTCCbracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC hold securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants= records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Redemption proceeds, distributions and dividend payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants= accounts, upon DTC's receipt of payment and corresponding detail information from Issuer or Trust Company on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trust Company, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividends to Cede & Co. is the responsibility of Issuer or Trust Company, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trust Company [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trust Company [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee's [or Tender/Remarketing Agent's] DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trust Company. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

The current address for Paragraph 9 is the same as that listed above, for Paragraph 7.

The following additional text relates to Paragraph 10 of the Letter of
Representations:

Such information shall be conveyed by automated notification. If the circumstances prevent the funds being paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET, Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET.
Reconciliation may be provided by automated means or in written format.

The following additional text relates to Paragraph 11 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.

The following additional text related to Paragraph 12 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

The following additional text relates to Paragraph 13 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

  Rider Amending DTC Letter of Representations - BEO Auction-Rate/Money Market
                  Preferred/and Remarketed Preferred Securities

DTC's Reorganization and Dividend Departments have relocated to 55 Water Street. Following are revisions to the Letter of Representations including current addresses, telephone numbers, and telecopy numbers.

Paragraph 3 of the Letter of Representations:

Old Telecopier Numbers:                       Current Telecopier Numbers:
(212) 709-6896 and (212) 709-6897             (212) 855-5181 and (212) 855-5182

The confirmation number (formerly (212) 709-6870) is now (212) 855-5202.

Paragraph 5 of the Letter of Representations:

Old Telecopier Numbers:                       Current Telecopier Number:
(212) 709-1093 and (212) 709-1094             (212) 855-5278

The confirmation number (formerly (212) 709-6884) is now (212) 855-5280.

The current address is:    Manager; Reorganization Department
                           Reorganization Window
                           The Depository Trust Company
                           55 Water Street, 50th Floor
                           New York, NY 10041-0099

Paragraph 7 of the Letter of Representations:

Old Telecopier Number:                        Current Telecopier Number:
(212) 709-1723                                (212) 855-4555

The confirmation number (formerly (212) 709-1270) is now (212) 855-4550.

The current address is:    Manager; Announcements
                           Dividend Department
                           The Depository Trust Company
                           55 Water Street, 25th Floor
                           New York, NY 10041-0099

Paragraph 9 of the Letter of Representations:

Old Telecopier Numbers:                       Current Telecopier Numbers:
(212) 709-1723 and (212) 709-1686             (212) 855-4555 and (212) 855-4556

The confirmation number (formerly (212) 709-1270) is now (212) 855-4550.

The current address for Paragraph 9 is the same as that listed above, for Paragraph 7.

The following additional text relates to Paragraph 10 of the Letter of
Representations:

Such information shall be conveyed by automated notification. If the circumstances prevent the funds being paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET, Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET. Reconciliation may be provided by automated means or in written format.

The following additional text relates to Paragraph 11 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.

The following additional text relates to Paragraph 12 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

The following additional text relates to Paragraph 13 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

                                       2